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                                                                     Exhibit 3.2
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       APPLIED ANALYTICAL INDUSTRIES, INC.

         Applied Analytical Industries, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, duly adopted a resolution setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable, and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of Applied Analytical Industries, Inc. be amended to increase the maximum size of the Board of Directors from seven (7) to nine (9).

         SECOND: That thereafter, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the holders of more than 75% of the outstanding shares of voting stock voted in favor of the amendment.

         THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

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         IN WITNESS WHEREOF, said Applied Analytical Industries, Inc. has caused this certificate to be signed by Frederick D. Sancilio, Ph.D., its Chairman of the Board of Directors, this 24th day of May, 2000.

                              APPLIED ANALYTICAL INDUSTRIES, INC.


                              By:  _______________________________
                                   Frederick D. Sancilio, Ph.D.
                                   Chairman of the Board of Directors

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